Management Presentation September 2005

Forward-Looking Statement This presentation includes forward-looking statements related to Lodgian's operations that are based on management's current expectations, estimates and projections. These statements are not guarantees of future performance and actual results could differ materially. The words "may," "should," "expect," "believe," "anticipate," "project," "estimate," "plan," and similar expressions are intended to identify forward-looking statements. Certain factors are not within the company's control and readers are cautioned not to put undue reliance on forward-looking statements. These statements involve risks and uncertainties including, but not limited to, the company's ability to generate sufficient working capital from operations and other risks detailed from time to time in the company's SEC reports. The company undertakes no obligations to update events to reflect changed assumptions, the occurrence of unanticipated events or changes to future results over time.

Management Update

Edward Rohling joined Lodgian as President on July 15, 2005 Appointed CEO on September 8, 2005 Edward Rohling has extensive lodging industry experience including senior positions with Bristol Hotels & Resorts Most recently, was founder and principal of The Rohling Company, Hotel Equity Advisors (since 1998) Advisor to notable hotel industry investors including Blackstone and Apollo Management Update

Management Priorities Realize value in newly-renovated hotels Make business decisions to create real estate value Re-establish confidence in Lodgian

Realize Value in Newly-Renovated Hotels Sales Directors General Managers Best Practices Passion for service and productivity Magnet for quality staff Committed to training & development to drive margin growth Recruiting Goal setting Performance appraisals Compensation / incentive bonuses Field presence Effective hiring of new sales managers Accelerated awareness of "new product" Recognize that each hotel is a stand-alone business

Make Decisions to Create Real Estate Value Cap Ex return on investment Asset repositionings Appropriate debt placement Selective asset sales Flag / brand balance Target acquisitions with value-enhancement opportunities

Re-establish Confidence in Lodgian Focus on Lodgian's future - a company with fresh assets and improving future Investors Employees Clients & Assets Lenders

Portfolio Update

Renovation Status 28 hotels renovated 2002 - 2004, representing 4,080 rooms 23 hotels renovated/under renovation in 2005 with 5 completed in Q1 2005, representing an additional 3,973 rooms 12 hotels completed a major renovation or repositioning in late 2004 or 2005 2006 will be the first complete post-renovation year for these hotels

Crowne Plaza - Phoenix, AZ Renovations Before After Hotel Lobby Guest Room All guest rooms received new case goods, beds, lighting, mirrors, seating, artwork, desks, and soft goods All guest bathrooms received new floor tiles, curved shower rods, vanities, showerheads, mirrors, artwork and lighting Commercial areas received new finishes and furnishing throughout the lobby/concierge and upgraded its dining facility, restrooms and meeting rooms Exterior facade was completely renovated with upscale finishes and new landscaping

Holiday Inn - Meadow Lands, PA Renovations Before After Guest Room Elevator Lobby All guest rooms received new case goods, beds, lighting, seating, artwork and soft goods All guest bathrooms are in the process of receiving new vanities, curved shower rods, mirrors, lighting, showerheads, wall finishes and floor tile Commercial areas are in the process of a renovation to include a new lobby/concierge and upgraded dining facility, restrooms and meeting rooms Exterior facade was recently renovated

Holiday Inn - Monroeville, PA Renovations Before After Guest Room Furnishings All guest rooms received new case goods, beds, lighting, seating, artwork, desks, and soft goods All guest bathrooms are in the process of receiving new vanities, curved shower rods, mirrors, lighting, showerheads, wall finishes and floor tile Commercial areas are in the process of a renovation to include a new lobby/concierge and upgraded dining facility, restrooms and meeting rooms Exterior facade was recently renovated

Holiday Inn Select - Strongsville, OH Renovations Before After Guest Room Elevator Lobby All guest rooms in the midst of renovation for new case goods, beds, lighting, seating, artwork and soft goods All guest bathrooms are in the process of receiving new floor tiles, vanities, wall finishes, lighting, mirrors and artwork Commercial areas are in the process of a renovation to include a new lobby/concierge and upgraded dining facility, restrooms and meeting rooms Exterior facade was recently renovated and will be repainted at this time

Park Inn - Brunswick, GA Renovations Guest Room Bathroom All guest rooms received new case goods, lighting, artwork, executive desks, warmer wall color and soft goods All guest bathrooms received new tub surrounds, showerheads, artwork and wall finishes Commercial areas are in the process of a renovation to include a new lobby/concierge and upgraded fitness center, restrooms and meeting rooms Exterior facade was completely renovated with new entry doors

Radisson - Kenner, LA Renovations All guest rooms received new case goods, lighting, beds, artwork, mirrors and soft goods. 50% of the rooms received the Sleep Number beds All guest bathrooms received new vanities, curved shower rods, artwork, floors and lighting Commercial areas received new finishes and fixtures, and include a coffee bar Exterior facade was completely renovated with upscale finishes Before After Guest Room Dining and Pool

Radisson - Phoenix, AZ Renovations All guest rooms received new case goods, fixtures, beds, artwork, mirrors, seating and soft goods. Adjoining corridors were renovated to match the new decor of the rooms All guest bathrooms received new vanities, tub surrounds, curved shower rods, mirrors, floors and lighting Commercial areas received new finishes Exterior facade was painted. All balconies were repaired, and the swimming pool was upgraded with new deck and seating Before After Hotel Bar Lobby and Guest Room

Disposition Program Update Since commencing our disposition program in 2003, Lodgian has sold 18 non-core hotels, two land parcels and an office building Net proceeds of $84.5 million generated Non-core hotels ($73.5 million) Land parcels ($1.8 million) Office Building ($9.2 million)

Disposition of Non-Core Hotels Debt reduction of $70.2 million Foregone Annual EBITDA of $265K

Management Presentation September 2005